Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$1,664,507
Realized Gain (Loss) on Swap Contracts	(25,422,976)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(111,452,337)
Unrealized gain (loss) on Fair Value of Swap Contracts	(4,139)
Dividend Income	1,364,635
Interest Income	5,091,787
ETF Transaction Fees	40,000
Total Income (Loss)	$(128,718,523)

Expenses
General Partner Management Fees	$606,120
Professional Fees	193,568
Brokerage Commissions	93,040
Directors' Fees and insurance	50,514
License fees	20,204
Total Expenses	$963,446
Net Income (Loss)	$(129,681,969)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/23	$1,528,040,870
Additions (15,200,000 Shares)	1,179,820,388
Withdrawals (10,600,000 Shares)	(818,858,218)
Net Income (Loss)	(129,681,969)

Net Asset Value End of Month	$1,759,321,071
Net Asset Value Per Share (23,523,603 Shares)	$74.79

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596